                                                                    Exhibit 4.3

                SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT


         THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT, dated as of November 29, 2004 (this "Second Amendment"), is entered into by and among INTERMAGNETICS, INC., a Delaware corporation (successor in interest to Intermagnetics General Corporation, a New York corporation) (the "Borrower"), certain Domestic Subsidiaries of the Borrower as Guarantors (the "Guarantors" and together with the Borrower, the "Credit Parties"), the Lenders identified on the signature pages hereto and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (the "Administrative Agent").

                                   WITNESSETH

         WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of December 17,2003 (as previously amended and modified and as further amended, modified, supplemented or restated from time to time, the "Credit Agreement"; capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement unless otherwise defined herein);

         WHEREAS, on or about the date hereof, Intermagnetics General Corporation, a New York corporation shall be merged into Intermagnetics, Inc., a Delaware corporation, and Intermagnetics, Inc. shall become successor in interest to Intermagnetics General Corporation and shall assume all rights and obligations of the Borrower under the Credit Agreement (the transactions described in this recital, collectively the "Transactions"); and

         WHEREAS, the Lenders have consented to the Transactions, subject to the terms and conditions set forth herein.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                    SECTION 1

                                    AMENDMENT

         1.1 Amended Definition. The definition of "Borrower" set forth in
Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

             "Borrower" shall mean Intermagnetics, Inc., a Delaware corporation (successor in interest to Intermagnetics General Corporation, a New York corporation).

                                    SECTION 2

                                     CONSENT

         Notwithstanding Sections 6.4 and 6.8 of the Credit Agreement and any other terms to the contrary contained in the Credit Agreement, the Lenders hereby consent to the Transactions. This consent shall be effective solely with respect to the specific circumstances of the Transactions.


                                    SECTION 3

                               CLOSING CONDITIONS

         3.1 Closing Conditions.

         This Second Amendment shall be effective as of the date hereof upon satisfaction of the following conditions precedent, in form and substance reasonably acceptable to the Administrative Agent:

             (a) Second Amendment. The Administrative Agent shall have received a copy of this Second Amendment duly executed by each of the Credit Parties and the Lenders.

             (b) Legal Opinion of Counsel. The Administrative Agent shall have received an opinion of legal counsel for the Credit Parties, dated the as of the date hereof and addressed to the Administrative Agent and the Lenders, which opinion shall provide, among other things, that the execution and delivery of this Second Amendment by the Credit Parties and the consummation of the transactions contemplated hereby will not violate any organizational document or material agreement of the Credit Parties, and shall otherwise be in form and substance acceptable to the Administrative Agent and the Lenders.

             (c) Authority Documents. The Administrative Agent shall have received a certificate signed by the secretary of the Intermagnetics, Inc. attaching the following authority documents of Intermagnetics, Inc. and certifying that the same are true and complete as of the date hereof: (i) a copy of its articles of incorporation, (ii) a copy of the resolutions of its board of directors, approving and adopting the Credit Documents, (iii) a copy of its bylaws, (iv) copies of a certificate of good standing, existence or its equivalent certified as of a recent date by the appropriate Governmental Authority of its State of Delaware and (v) an incumbency certificate.


                                       2
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                                    SECTION 4

                                  MISCELLANEOUS

         4.1 Amended Terms. The term "Credit Agreement" as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Second Amendment. Except as specifically amended or modified hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

         4.2 Representations and Warranties of the Credit Parties. Each of the Credit Parties represents and warrants to the Lenders as follows:

             (a) It has taken all necessary action to authorize the execution, delivery and performance of this Second Amendment.

             (b) This Second Amendment has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

             (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Person of this Second Amendment.

             (d) The representations and warranties of such Person set forth in
         Article III of the Credit Agreement are, subject to the limitations set forth therein, true and correct as of the date hereof (except for those which expressly relate to an earlier date).

         4.3 Reaffirmation of Credit Party Obligations.

             (a) Intermagnetics, Inc., a Delaware corporation (successor in interest to Intermagnetics General Corporation, a New York corporation), hereby ratifies the Credit Agreement (as amended by this Second Amendment) and the other Credit Documents and acknowledges and reaffirms (a) that, as the Borrower, it is bound by all terms of the Credit Agreement (as amended by this Second Amendment) and the other Credit Documents applicable to it and (b) that, as the Borrower, it is responsible for the observance and full performance of its respective Credit Party Obligations.

             (b) Each Guarantor hereby ratifies the Credit Agreement (as amended by this Second Amendment) and the other Credit Documents and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement (as amended by this Second Amendment) and the other Credit Documents applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

                                       3
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         4.4 Credit Document. This Second Amendment shall constitute a Credit
Document under the terms of the Credit Agreement.

         4.5 Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Second Amendment, including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, and any previously incurred fees and expenses which remain outstanding on the date hereof.

         4.6 Entirety. This Second Amendment and the other Credit Documents embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

         4.7 Counterparts Telecopy. This Second Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of the Second Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

         4.8 Governing Law. This Second Amendment and the rights and obligations of the parties under this Second Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

         4.9 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 9.14 and 9.17 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

         4.10 Further Assurances. The Credit Parties agree to promptly take such action, upon the request of the Administrative Agent, as is reasonably necessary to carry out the intent of this Second Amendment.

                            [Signature Pages Follow]

                              INTERMAGNETICS, INC.
                SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Second Amendment to be duly executed under seal and delivered as of the date and year first above written.

BORROWER:                               INTERMAGNETICS, INC., a Delaware
                                        corporation (successor in interest to
                                        Intermagnetics General Corporation, a
                                        New York corporation)

                                        By:    /s/ Michael K. Burke
                                               --------------------------------
                                        Name:  MICHAEL K. BURKE
                                        Title: EVP, CFO


GUARANTORS:                             INVIVO CORPORATION,
                                        a Delaware corporation

                                        By:    /s/ Michael K. Burke
                                               --------------------------------
                                        Name:  MICHAEL K. BURKE
                                        Title: TREASURER


                                        IGC-POLYCOLD SYSTEMS INC.,
                                        a Delaware corporation

                                        By:    /s/ Michael K. Burke
                                               --------------------------------
                                        Name:  MICHAEL K. BURKE
                                        Title: TREASURER


                                        IGC-MEDICAL ADVANCES INC.,
                                        a Wisconsin corporation

                                        By:    /s/ Michael K. Burke
                                               --------------------------------
                                        Name:  MICHAEL K. BURKE
                                        Title: TREASURER


                                        SUPERPOWER INC.,
                                        a Delaware corporation

                                        By:    /s/ Michael K. Burke
                                               --------------------------------
                                        Name:  MICHAEL K. BURKE
                                        Title: TREASURER

                              INTERMAGNETICS, INC.
                SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT



GUARANTORS CONT.:                       INVIVO RESEARCH CORPORATION,
                                        a California corporation,

                                        By:    /s/ Michael K. Burke
                                               --------------------------------
                                        Name:  MICHAEL K. BURKE
                                        Title: TREASURER


                                        MEDICAL DATA ELECTRONICS, INC.,
                                        a Delaware corporation

                                        By:    /s/ Michael K. Burke
                                               --------------------------------
                                        Name:  MICHAEL K. BURKE
                                        Title: TREASURER


                                        MRI DEVICES CORPORATION,
                                        a Delaware corporation

                                        By:    /s/ Michael K. Burke
                                               --------------------------------
                                        Name:  MICHAEL K. BURKE
                                        Title: TREASURER

                              INTERMAGNETICS, INC.
                SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT


ADMINISTRATIVE AGENT
AND LENDERS:                            WACHOVIA BANK, NATIONAL ASSOCIATION,
                                        as Administrative Agent and as a Lender

                                        By:    /s/ Annette Herber
                                               --------------------------------
                                        Name:  ANNETTE HERBER
                                        Title: VICE PRESIDENT

                              INTERMAGNETICS, INC.
                SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT


                                        JPMORGAN CHASE BANK, N.A.
                                        (f/k/a JPMorgan Chase Bank)

                                        By:    /s/ William C. Dehmer
                                               --------------------------------
                                        Name:  WILLIAM C. DEHMER
                                        Title: SENIOR VICE PRESIDENT

                              INTERMAGNETICS, INC.
                SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT


                                        KEYBANK, NATIONAL ASSOCIATION

                                        By:    /s/ Peter A. Gustafsen
                                               --------------------------------
                                        Name:  PETER A. GUSTAFSEN
                                        Title: VICE PRESIDENT

                              INTERMAGNETICS, INC.
                SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT


                                        COMERICA BANK

                                        By:    /s/ Sara M. Booms
                                               --------------------------------
                                        Name:  SARA M. BOOMS
                                        Title: ACCOUNT REPRESENTATIVE